UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2007

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 663-2800

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The condensed consolidated financial statements of Ascent Energy Inc. at September 30, 2007 and for the nine months ended September 30, 2006 and 2007 are filed with this amendment to the Current Report on Form 8-K of RAM Energy Resources, Inc. filed December 5, 2007.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined condensed financial information of RAM Energy Resources, Inc. for year ended December 31, 2006 and as of and for the nine months ended September 30, 2007, to reflect the acquisition of Ascent Energy Inc. are filed with this amendment to the Current Report on Form 8-K of RAM Energy Resources, Inc. filed December 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 15, 2008	RAM ENERGY RESOURCES, INC.

By:	/s/ Larry E. Lee
Name: Larry E. Lee
Title: Chief Executive Officer

ASCENT ENERGY INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	As of September 30,	As of December 31,
	2007	2006
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$ 4,883	$ 4,255
Oil and gas revenue receivables	5,630	7,138
Joint interest receivables	428	1,272
Other receivables	34	812
Prepaid expenses and other assets	340	478
Fair value of derivatives	846	1,586
Inventory	637	646
TOTAL CURRENT ASSETS	12,798	16,187

PROPERTY AND EQUIPMENT, at cost:
Oil and gas properties, successful efforts method	368,555	375,907
Unevaluated oil and gas properties	27,038	23,193
Other property and equipment	5,965	6,042
	401,558	405,142
Less - accumulated depreciation, depletion and amortization	(207,224)	(201,326)
Net property and equipment	194,334	203,816

OTHER ASSETS:
Deferred financing costs	2,203	619
Fair value of derivatives	20	254
Escrowed and restricted funds and other assets	817	687
TOTAL ASSETS	$ 210,172	$ 221,563

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$ 2,859	$ 9,768
Accrued liabilities	7,990	6,811
Undistributed oil and gas proceeds	3,996	5,130
Current portion of long-term debt	249	-
Interest payable	479	701
Asset retirement obligations	1,415	761
Fair value of derivatives	3,310	6,062
Other current liabilities	4,675	-
Deferred sales proceeds	-	455
TOTAL CURRENT LIABILITIES	24,973	29,688

LONG-TERM LIABILITIES:
Bank facilities	84,384	84,695
Senior notes	42,052	38,937
Senior subordinated notes	117,858	111,318
Interest payable	8,574	3,218
Fair value of derivatives	4,820	8,428
Other long-term liabilities	8,563	-
Asset retirement obligations	8,774	10,104
Deferred income taxes	900	1,247
Series A preferred stock accrued dividends	18,643	16,153

Commitments and contingencies	611	-

STOCKHOLDERS' DEFICIT:
Series A preferred stock, par value $0.001 per share; 44,100 shares authorized, 43,097 and 41,100 shares issued and outstanding in 2007 and 2006; liquidation preference $1,000 per share	40,167	40,167

Common stock, par value $0.001 per share; 20,000,000 shares authorized, 5,949,026 shares issued and outstanding	6	6

Additional paid-in capital	23,610	23,610
Accumulated deficit	(173,763)	(146,008)
TOTAL STOCKHOLDERS' DEFICIT	(109,980)	(82,225)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 210,172	$ 221,563

The accompanying notes are an integral part of these consolidated financial statements.

ASCENT ENERGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
REVENUES:
Oil	$ 8,981	$ 9,924	$ 23,929	$ 29,555
Natural gas	5,537	7,464	18,999	23,735
NGLs	946	1,423	2,989	3,136
TOTAL REVENUES	15,464	18,811	45,917	56,426

COSTS AND EXPENSES:
Production and ad valorem taxes	923	271	2,857	2,502
Lease operating expenses	3,085	3,355	9,837	9,753
General and administrative expenses	3,047	3,345	9,810	8,893
Exploration expenses	675	2,059	1,636	2,877
Depreciation, depletion and amortization	4,846	5,495	17,505	15,888
Derivative loss (gain)	827	(12,189)	8,607	(5,464)
TOTAL OPERATING EXPENSES	13,403	2,336	50,252	34,449

INCOME (LOSS) FROM OPERATIONS	2,061	16,475	(4,335)	21,977
INTEREST AND OTHER INCOME	13	187	255	297
INTEREST EXPENSE	(7,404)	(6,295)	(21,434)	(17,561)

(LOSS) INCOME BEFORE INCOME TAXES	(5,330)	10,367	(25,514)	4,713
INCOME TAX (EXPENSE) BENEFIT	52	515	249	198

NET (LOSS) INCOME	(5,278)	10,882	(25,265)	4,911
PREFERRED STOCK DIVIDENDS	(860)	(838)	(2,490)	(2,503)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHARES	$ (6,138)	$ 10,044	$(27,755)	$ 2,408

NET (LOSS) INCOME PER COMMON SHARE:
Basic and diluted:
Net (loss) income per share	$ (1.03)	$ 1.69	$ (4.67)	$ 0.40

AVERAGE COMMON SHARES OUTSTANDING	5,949	5,949	5,949	5,949

The accompanying notes are an integral part of these consolidated financial statements.

ASCENT ENERGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 30,
	2007	2006
	(Unaudited)
OPERATING ACTIVITIES:
Net (loss) income	$ (25,265)	$ 4,911
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depletion, depreciation and amortization	17,505	15,888
Exploratory costs	304	602
Deferred income tax benefits	(345)	(343)
Non-cash interest expense	15,155	13,407
Non-cash hedging and derivative gains	(5,387)	(12,241)

Gain on sale of assets and other	(231)	(158)
Changes in assets and liabilities:
Oil and gas revenue receivables	1,508	1,815
Joint interest and other accounts receivables	1,622	(2,527)
Prepaid expenses, inventory and other assets	148	(1,113)
Interest payable	(222)	255
Accounts payable and accrued liabilities	(5,633)	4,946
Other current liabilities	1,465	-
Undistributed oil and gas proceeds	(1,133)	(116)
Asset retirement obligations	(98)	(145)
Deferred sales proceeds	(455)	-
Commitments and contingencies	611	(330)
Escrowed and restricted funds and other assets	(130)	(27)
Other long-term liabilities	(329)	-
Net cash (used) provided by operating activities	(910)	24,824

INVESTING ACTIVITIES:
Capital expenditures	(11,710)	(54,659)
Sales proceeds	3,073	290
Net cash used in investing activities	(8,637)	(54,369)

FINANCING ACTIVITIES:
Proceeds on bank facilities	25,000	29,880
Repayments on bank facilities	(25,062)	-
Proceeds on derivative restructuring	13,550	-
Repayments on derivative restructuring	(1,448)	-
Deferred financing costs	(1,865)	(75)
Net cash provided by financing activities	10,175	29,805

NET INCREASE IN CASH AND CASH EQUIVALENTS	628	260

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	4,255	1,080

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 4,883	$ 1,340

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$ 6,364	$ 2,313
Cash paid for income taxes	$ -	$ 52

The accompanying notes are an integral part of these consolidated financial statements.

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements. The accompanying unaudited consolidated financial statements of Ascent Energy Inc. and its subsidiaries are interim financial statements and do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. Unless indicated otherwise or the context requires, the terms “Ascent”, “we”, “our”, “us”, or “Company” refer to Ascent Energy Inc. and its subsidiaries. These financial statements and the notes thereto should be read in conjunction with our Annual Financial Statements for the year ended December 31, 2006. Any capitalized terms used but not defined in these Notes to Unaudited Consolidated Financial Statements have the same meaning given to them in the Annual Financial Statements.

Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end and the results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the full year. In management’s opinion, the accompanying unaudited consolidated financial statements include all adjustments (all of which are of a normal recurring nature) necessary to present fairly the consolidated financial position of Ascent as of September 30, 2007 and the consolidated results of it operations and cash flows for the nine month periods ended September 30, 2007 and 2006. Certain prior period items have been reclassified to make the classification consistent with the classification in the most recent period.

Significant Accounting Policies. For a discussion of our significant accounting policies, see note 2 to our Annual Financial Statements for the year ended December 31, 2006. There have been no material changes in our significant accounting policies during the quarter ended September 30, 2007.

Recently Adopted Accounting Pronouncements. In July 2006, the FASB issued FIN 48, which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” of being sustained if the position were to be challenged by a taxing authority. The Company adopted FIN 48 effective January 1, 2007. There was no material impact to the Company’s financial statements as a result of FIN 48.

Recently Issued Accounting Pronouncements. In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP and requires enhanced disclosures about fair value measurements. It does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently evaluating the impact that adoption may have on our consolidated financial statements.

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” “SFAS 159”. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value, with the objective of improving financial reporting by giving entities the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The provisions of SFAS 159 are effective for us beginning January 1, 2008. We have not yet determined what impact, if any, this pronouncement will have on our financial position or results of operations.

2. ASSET RETIREMENT OBLIGATIONS

Our asset retirement obligations relate to our future legal obligations associated with the retirement of long-lived assets. Upon initial recognition of a liability, the fair value of the obligation is capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. Periodic accretion of the discount of the estimated liability is recorded in the income statement. We determine our asset retirement obligation by calculating the present value of estimated cash flows related to the liability.

We escrow a portion of the future abandonment costs of our wells and facilities. Escrowed funds of approximately $0.5 million related to future abandonment costs are included in escrowed and restricted funds on our balance sheets as of September 30, 2007 and December 31, 2006.

The following table summarizes the changes to our asset retirement obligation for the periods ended September 30, 2007 and 2006:

	Nine Months Ended September 30,
	2007	2006
	(in thousands)

Asset retirement obligations at beginning of period	$ 10,865	$ 10,570
Accretion expense	769	775
Liabilities incurred	123	255
Liabilities settled	(113)	(143)
Liabilities retired due to sale of assets	(2,205)	(353)
Revision of estimated cash flows	750	-
Asset retirement obligations at period-end	10,189	11,104
Less: current asset retirement obligations	1,415	1,585
Long-term asset retirement obligations	$ 8,774	$ 9,519

Loss Per Common Share. Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period presented.

Diluted loss per common share for the three and nine months ended September 30, 2007 does not reflect the potential dilution of warrants to purchase shares of common stock. Because we had a net loss for each of these periods, the effect of the assumed exercise of these warrants to purchase common stock would have been antidilutive. Diluted income per common share for the three and nine months ended September 30, 2006 does not include the effect of common stock equivalents, consisting of warrants, because they are not dilutive.

3. DERIVATIVE ARRANGEMENTS

Commodity Price Derivatives. SFAS 133 established accounting and reporting standards that require every derivative instrument (including certain derivative instruments embedded in other contracts) to be recorded in the balance sheet as either an asset or a liability measured at its fair value and require changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met.

Currently, all of our natural gas derivatives are with Fortis Energy Marketing and Trading GP, or Fortis, and all of our crude oil derivatives are with Royal Bank of Scotland. We do not obtain collateral to support the agreements but monitor the financial viability of our counterparties and believe the credit risk is minimal. We continuously reevaluate our derivative arrangements in light of market conditions, commodity price forecasts, capital spending and debt service requirements. We do not enter into derivative transactions for trading purposes.

During April 2007, we restructured our existing crude oil and natural gas derivative arrangements, which we refer to as our pre-restructuring derivatives, and replaced them with new derivative arrangements, which we refer to as our post-restructuring derivatives. As of the restructuring date, the liability under our pre-restructuring crude oil derivative arrangements with Fortis was approximately $13.6 million. We restructured all of our crude oil derivatives with Royal Bank of Scotland, and as part of the restructuring Royal Bank of Scotland settled our liability of $13.6 million under the crude oil derivatives outstanding with Fortis. Additionally, Royal Bank of Scotland charged us a financing fee of $1.2 million on the $13.6 million payment to Fortis. As part of the restructuring, Fortis restructured all of our natural gas derivatives. Monthly cash payments on the post-restructuring derivative arrangements through

October 2010 will include an amount related to the settlement of the $13.6 million liability related to the crude oil settlement and the $1.2 million in financing charge.

Our pre-restructuring and post-restructuring derivative arrangements were not designated as hedges under SFAS 133; therefore, changes in fair market value and realized losses related to the derivative arrangements are required to be reported in current earnings.

As of September 30, 2007, the fair market value of our natural gas and oil derivative arrangements was a liability of $20.5 million, including the remaining $13.2 million liability related to the settlement of our pre-restructuring derivatives and finance costs which are reported in other current liabilities and other long-term liabilities. The fair market values of our derivative arrangements as of September 30, 2007 are reflected on our balance sheet in current assets (fair value of derivatives), other assets (fair value of derivatives), current liabilities (fair value of derivatives), other current liabilities, long-term liabilities (fair value of derivatives) and other long-term liabilities in the amounts of $0.8 million, $20,000, $3.3 million, $4.7 million, $4.8 million and $8.6 million, respectively. During the first nine months of 2007, we had realized losses of $13.9 million and unrealized gains of $5.3 million on our crude oil and natural gas derivatives.

As of September 30, 2007, our natural gas and oil derivative arrangements were as follows:

Natural Gas (MMBtus)	Quantity	Fixed Price
2007
October 1, 2007 to December 31, 2007	657,409	$ 7.71
2008
January 1, 2008 to December 31, 2008	2,213,441	$ 8.045
2009
January 1, 2009 to December 31, 2009	1,698,339	$ 7.785
2010
January 1, 2010 to October 31, 2010	1,111,985	$ 6.89
Total	5,681,174

Oil (Bbls)	Quantity	Fixed Price
2007
October 1, 2007 to December 31, 2007	97,008	$ 57.00
2008
January 1, 2008 to December 31, 2008	343,457	$ 54.50
2009
January 1, 2009 to December 31, 2009	291,854	$ 53.00
2010
January 1, 2010 to October 31, 2010	214,943	$ 50.00
Total	947,262

Interest Rate Derivatives. As of September 30, 2007 and September 30, 2006, we had outstanding $84.6 and $79.6 million, respectively, of floating-rate debt attributable to borrowings under our bank facilities. As a result, our interest expense fluctuated based on changes in short-term interest rates.

We entered into derivative transactions to secure a fixed interest rate for a portion of our debt under the bank credit facility. As of September 30, 2007, we had no fixed interest swaps outstanding. During the first nine months of 2007, we had realized gains of $0.3 million on the fixed interest swaps that expired July 27, 2007 with a fixed rate of 3.98%.

4. LONG-TERM DEBT

We had the following long-term debt and long-term accrued interest outstanding as of the dates presented:

	As of September 30,	As of December 31,
	2007	2006
	(in thousands)

Bank credit facility	$ 59,695	$ 84,695
Second lien facility	24,938	-
Senior notes	42,052	38,937
Senior subordinated notes	117,858	111,318
Interest payable	8,574	3,218

	253,117	238,168
Less: current portion of long-term debt	249	-
Long-term debt	$ 252,868	$ 238,168

Bank Credit Facility. Our bank credit facility provides for a borrowing base to finance our future acquisition opportunities and to assist in meeting our working capital requirements. During the quarter, the Company amended its bank credit facility to allow for the execution of the second lien facility, discussed below, and to eliminate the acquisition facility commitment of $15.0 million. Subsequent to the amendment and subject to our borrowing base limitation, discussed below, our bank credit facility provides for borrowings of up to $100.0 million under a revolving credit facility as of September 30, 2007. Borrowings under our revolving credit facility mature on November 1, 2010. As of September 30, 2007, we had $15.1 million available under our revolving credit facility. Our lenders periodically re-determine our borrowing base by applying criteria similar to those used with similarly situated natural gas and oil borrowers. We are required to provide engineering reports to the lenders under our bank credit facility during February and August of each year to assist the lenders in redetermining our borrowing base under the credit facility. The regularly scheduled borrowing base redeterminations occur semi-annually and are effective no later than May (in the case of the engineering reports due during February) and November (in the case of the engineering report due during August) of each year. Additionally, the lenders have the right to require one unscheduled redetermination between regularly scheduled redeterminations. If at any time borrowings are in excess of the borrowing base, we are required to either pay the amount of principal borrowings in excess of the borrowing base, give notice electing to pay the principal borrowing in excess of the borrowing base within 90 days of notice of deficiency, or give notice to the lenders of the granting of additional collateral acceptable to the lenders to the extent needed to allow an increase in the borrowing base sufficient to eliminate the borrowing base deficiency. On May 31, 2007, the lenders under our credit facility notified us that our borrowing base under this facility had been redetermined in the semi-annual review from $85.0 million to $75.0 million effective May 11, 2007. The reduction in the borrowing base resulted in an over advance of $10.0 million. Pursuant to the terms under our credit facility agreement, we notified the lenders under the credit facility that we intended to make a $10.0 million payment to cure the over advance. We were able to cure the $10.0 million borrowing base deficiency within the 90-day cure period by obtaining funds from our second lien facility. Payment of the over advance was made on August 9, 2007.

We are subject to various financial and other covenants, and are required to maintain specified ratios, under our bank credit facility. Our covenants include a provision which accelerates the maturity date of all outstanding borrowings in the event a change of control, as defined under our credit facility agreement, occurs. As of September 30, 2007, we were in compliance with all covenants and ratios.

Second Lien Facility. On July 24, 2007, we entered into a $25.0 million second lien term loan agreement that matures on May 11, 2011. The second lien term loan agreement provides for interest at a base rate, calculated as the higher of the federal funds rate plus 0.5% or the prime plus 5%; or LIBOR plus 6%. The second lien facility provided a commitment of $25.0 million from the date of execution of the agreement until funding. Upon initial funding, any unused commitment expired. The Company borrowed $25.0 million under the second lien facility on August 9, 2007. Borrowings were used to cure the $10.0 million over advance under our bank credit facility and further reduce our outstanding principal.

The stock of Ascent Oil and Gas Inc., which is a wholly-owned subsidiary of Ascent Energy Inc. that holds substantially all of the assets of the subsidiaries of Ascent Energy Inc., is pledged to our lenders to secure the obligations of our operating subsidiaries under the second lien term loan agreement. Ascent Energy Inc. is not a borrower under the second lien term loan agreement, but is a party thereto and subject to certain restrictions there under.

We are subject to certain restrictions and various financial and other covenants, which will restrict the payment of dividends or distributions and require the maintenance of specified ratios. Our covenants include a provision which accelerates the maturity date of all outstanding borrowings in the event a change of control, as defined under our second lien term loan agreement, occurs. As of September 30, 2007, we were in compliance with all covenants and ratios.

Senior Notes. On November 9, 2005, we issued approximately $33.5 million aggregate principal amount of our 16% Senior Notes due February 1, 2010 (or such later date as automatically extended in accordance with the terms of the notes, but in no event later than February 1, 2015) in exchange for all then outstanding principal and accrued but unpaid interest on our 16% Senior Notes due October 26, 2007. As of September 30, 2007 and December 31, 2006, we had outstanding $42.1 million and $38.9 million, respectively of indebtedness under our senior notes and $2.8 million and $1.0 million of accrued interest, respectively. Interest on the senior notes accrues at 16% per annum and is payable semi-annually in the form of additional senior notes. On April 30, 2007, we paid the accrued interest on the senior notes by issuing an additional $3.2 million in senior notes. During September 2007, in accordance with the terms of the notes, the maturity date of our 16% Senior Notes was extended to February 1, 2012.

The senior notes are senior unsecured obligations and are not guaranteed by any of our subsidiaries. The senior notes are effectively subordinated to all indebtedness and other liabilities of our subsidiaries, including indebtedness under our bank credit facility. Under the terms of the senior notes, a cross-default provision is provided, where a default or acceleration of any indebtedness or guarantee of the Company, aggregating $5 million or more, results in a default for purposes of the senior notes. Pursuant to the terms of the senior notes, under certain conditions, a defined change of control may accelerate the maturity date and require the Company to redeem the senior notes at 101% of the aggregate principal amount plus accrued interest.

Senior Subordinated Notes. On November 9, 2005, we issued approximately $99.6 million aggregate principal amount of our 11 ¾% Senior Subordinated Notes due May 1, 2010 (or such later date as automatically extended in accordance with the terms of the notes, but in no event later than May 1, 2015) in exchange for all then outstanding principal and accrued but unpaid interest on our 11 ¾% Senior Subordinated Notes due 2008. As of September 30, 2007 and December 31, 2006, we had outstanding $117.9 million and $111.3 million, respectively of indebtedness under our senior subordinated notes and $5.8 million and $2.2 million of accrued interest, respectively. Interest on the senior subordinated notes accrues at 11 ¾% per annum and is payable semi-annually in the form of additional senior subordinated notes. On April 30, 2007, we paid the accrued interest on the senior subordinated notes by issuing an additional $6.6 million in senior subordinated notes. During August 2007, in accordance with terms of the notes, the maturity date of our 11 ¾% Senior Subordinated Notes was extended to May 1, 2012.

The senior subordinated notes are senior subordinated unsecured obligations and are not guaranteed by any of our subsidiaries. The senior subordinated notes are subordinate in right of payment to the senior notes and are effectively subordinated to all indebtedness and other liabilities of our subsidiaries, including indebtedness under our bank credit facility. Under the terms of the senior subordinated notes, a cross-default provision is provided, where a default or acceleration of any indebtedness or guarantee of the Company, aggregating $5 million or more, results in a default for purposes of the senior subordinated notes. Pursuant to the terms of the senior subordinated notes, under certain conditions, a defined change of control may accelerate the maturity date and require the Company to redeem the senior subordinated notes at 101% of the aggregate principal amount plus accrued interest.

8% Series A Preferred Stock and Warrants. As of September 30, 2007 we had outstanding 43,097 shares of our Series A preferred stock. During July 2007, holders of our outstanding Series A preferred stock warrants exercised the Series A preferred stock warrants as part of a cashless exercise resulting in the issuance of 1,997 shares of preferred stock, $1,000 liquidation value per share, and 1,997 warrants, each warrant to purchase 191.943 shares of our common stock at an exercise price of $5.21 per share. As of September 30, 2007 all warrants to purchase shares of our Series A preferred stock have been exercised. Dividends on our Series A preferred stock accrue at the rate of 8% per annum. Accrued but unpaid dividends do not bear interest. Our board of directors has never declared or paid any dividends on the outstanding shares of Series A preferred stock. Each outstanding share of Series A preferred stock was issued with a warrant to purchase 191.943 shares of our common stock at an exercise price of $5.21 per share. As of September 30, 2007, we had outstanding warrants to purchase 8,272,168 shares of our common stock. Subsequent to the issuance of 1,997 warrants related to the cashless exercise of Series A preferred stock warrants there are no warrants to purchase common stock reserved for issuance. All of our warrants are, or will be, exercisable on the date of issue. As of September 30, 2007, the exercise price of our warrants to purchase common stock was $5.21 per share.

If dividends are paid in respect of our common stock (other than dividends payable in common stock or in other securities or rights convertible into or exchangeable for common stock), the holders of our Series A preferred stock are entitled to participate with the holders of our common stock in the receipt of such dividends on a pro-rata basis based on the number of shares of common stock held by each holder assuming that each share of Series A preferred stock has been exchanged for a number of shares of common stock determined by dividing $1,000 by the then current exercise price of our warrants to purchase common stock. In addition, upon any voluntary or involuntary liquidation, winding up or dissolution of Ascent Energy Inc., the holders of our Series A preferred stock are entitled to receive, in preference to any payment or distribution to the holders of our common stock or any of our securities ranking junior to the Series A preferred stock, the greater of (i) $1,000 per share of Series A preferred stock plus all accrued but unpaid dividends thereon and (ii) the sum of (A) the amount such holders would have received had each share of Series A preferred stock been exchanged for a number of shares of common stock determined by dividing $1,000 by the then current exercise price of our warrants to purchase common stock and such holders participated with the holders of our common stock, on a pro rata basis, in the distribution of our assets and (B) all accrued but unpaid dividends on each such share of Series A preferred stock. Additionally, upon a defined change of control, each holder of Series A preferred stock shall have the right to require us to redeem the Series A preferred stock at a price equal to 101% of the liquidation value plus accrued dividends.

5. INCOME TAXES

The provision (benefit) for income taxes for the periods presented consisted of the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Current:
Federal	$ -	$ (39)	$ -	$ 27
State	47	28	96	118
	47	(11)	96	145
Deferred:
Federal	-	-	-	-
State	(99)	(504)	(345)	(343)
Total (Benefit) Expense	$ (52)	$ (515)	$ (249)	$ (198)

Beginning in 2001, we established a valuation allowance which we increased periodically to reflect the uncertainty about the realization of the deferred tax asset. These increases in our valuation allowance are based on uncertainty surrounding our ability to utilize the entire balance of our deferred tax assets based on an analysis of whether we are more likely than not to receive such a benefit and if so, to what extent. During the nine months ended September 30, 2007, we increased our valuation allowance by $7.5 million to $26.6 million based on increases in tax assets in excess of deferred tax liabilities.

On January 1, 2007, we adopted the provisions of FIN 48, which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely than-not” of being sustained if the position were to be challenged by a taxing authority. This interpretation impacts our tax position, taken in previous years, with regard to a portion of our reported net operating loss carryovers, or NOL carryovers, available to provide future income tax benefit. We determined that it is more likely than not, that our tax position regarding an immaterial portion of our NOL carryovers will not be sustained upon examination. The tax impact upon adoption is a $2.3 million reduction in the tax benefit of our NOL carryovers, as well as an increase of $1.8 million in tax benefit of increased property. The valuation allowance applicable to the adjustment is correspondingly reduced resulting in no net adjustment to the opening balance of retained earnings as a result of our adoption of FIN 48. Our policy is to recognize accrued interest related to unrecognized tax benefits in interest expense and penalties as general and administrative expense; however, no provisions for interest and or penalties were recorded because the changes impacted years with no taxable income. The Company remains subject to examination by federal and various state jurisdictions for tax years 2001 through 2006.

6. COMMITMENTS AND CONTINGENCIES

Contingent Receivables. The Company engaged a consulting firm to audit a gas processing plant utilized in South Texas. Based on the audit findings, the Company believes the gas processing plant used incorrect volumes to calculate natural gas liquids and therefore, owes the Company additional revenues. However, we believe any revenue due to us may be partially offset by a reciprocal adjustment to residue gas. The Company, at this time, is unable to estimate the net adjustment resulting from the audit findings and accordingly, has not reflected the adjustment in the financial statements. Upon finalization of the audit findings, any adjustment related to the audit findings will be recorded in the Company’s financial statements.

Contingent Liabilities. From time to time, we may be a party to various legal proceedings and regulatory matters arising in the ordinary course of business. Currently, we are a party to litigation arising in the ordinary course of business. While we cannot determine the ultimate liability with respect to all of these matters, management does not expect these matters to have a material adverse effect on our business, financial condition, results of operations or cash flows.

During 2005, we entered into employment agreements with our named officers. During 2006, we entered into one additional employment agreement due to the naming of a new officer and amended the other existing employment agreements. During the first quarter of 2007, two employment contracts terminated in connection with the resignation of two of the company’s officers.

Each employment agreement has an initial term of three years, but will automatically be extended for successive two-year terms on the anniversary date of each year beginning on the second anniversary date of the employee contract unless either party gives not less than 90 days written notice that such party desires not to renew the employment agreement.

Pursuant to the employment agreements, in the event an officer is terminated by us for “cause”, he will receive his accrued, but unpaid compensation, which we refer to as Accrued Obligations, and the continuation of any benefits to the extent required by ERISA. If an officer’s employment with us is terminated by reason of his death or “disability”, we will pay him, or his estate, the amount of compensation he would have otherwise received if his employment had not terminated for a period of six months following the officer’s death or disability. The employment agreements further provide that, if an officer is terminated by us without “cause” or if an officer terminates his employment for “good reason”, we will (i) pay the officer the Accrued Obligations, (ii) pay the officer his current rate of “total compensation” for the remaining term of the employment agreement, and (iii) continue to provide the officer life insurance, disability, health, and other benefits for a period of 12 months, or such longer period as required by ERISA, following his termination. Finally, if an officer’s employment with us terminates without cause or for good reason within one year of a “change in control”, we will provide the officer, in addition to the benefits described above in clauses (i) and (ii) in the case of a termination without cause or for good reason, (x) a lump sum cash payment equal to one times the officer’s current annual rate of “total compensation” (two times such amount in the case of our Chief Executive Officer), and (y) the continuation of the officer’s life insurance, disability, health and other benefits for a period of 24 months, or such longer period as required by ERISA, following his termination.

On May 20, 2005, we adopted an equity incentive plan for certain of our employees and directors, which we amended and restated in December 2005. We refer to this plan as the 2005 Incentive Plan. The purpose of the 2005 Incentive Plan was to advance our interests by encouraging and enabling a larger personal proprietary interest in us by certain key employees and directors. The 2005 Incentive Plan provides for payment of aggregate awards of up to 13.5% of our “Total Eligible Enterprise Value,” which is defined in the 2005 Incentive Plan as the amount by which the present value of the consideration payable to us or our security holders in connection with a “Sale of Ascent,” as defined in the plan, exceeds our “Consolidated Funded Debt,” as defined in the plan. Upon consummation of any Sale of Ascent, all awards granted under the 2005 Incentive Plan become fully vested so long as the holder is still employed by us or in our service. All vested awards are payable in cash or in the same form of consideration received by us or our security holders in such sale, as determined by the committee administering the 2005 Incentive Plan.

No amounts will be payable to the 2005 Incentive Plan participants unless a Sale of Ascent occurs under the 2005 Incentive Plan, if ever.

The Company has not recognized a liability or compensation expense in its consolidated financial statements for the awards issued under the 2005 Incentive Plan due to the contingent nature of the awards. The Company continues to evaluate the probability of a defined Sale of Ascent.

On April 11, 2007, our board of directors adopted a retention bonus plan and granted awards of $0.6 million under the plan to certain key employees. Pursuant to the terms of the plan, awarded bonuses will be payable to employees upon the earliest to occur of

June 30, 2008, if such employee is still an employee of the Company on that date; or upon the employee’s termination from employment by us without cause or by the employee for good reason, as defined by the retention bonus plan. If an employee’s employment is terminated at any time prior to June 30, 2008 for cause, by the employee without good reason, or due to such employee’s death or disability, the employee will have no right to any retention bonus.

7. SUBSEQUENT EVENTS

On October 16, 2007, RAM Energy Resources, Inc. (“RAM”) executed a definitive agreement to acquire us. Consideration for the estimated acquisition price of $289.5 million will be a combination of $185.0 million in cash; a minimum of 20.0 million shares to a maximum of 20.5 million shares of RAM common stock, which is dependent on the price of RAM common stock as defined in the agreement; and 6.2 million RAM warrants. The transaction has been approved by our board of directors and by a majority of our common and preferred stockholders have indicated their intent to vote in favor of the merger. RAM’s board of directors has unanimously approved the transaction and a majority of RAM’s outstanding voting shareholders have indicated their intent to vote in favor of the transaction and the issuance of the shares necessary for a portion of the consideration. The transaction was closed on November 29, 2007.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of RAM Energy Resources, Inc., or RAM, are based on the historical financial statements of RAM and Ascent Energy Inc., or Ascent, adjusted to reflect (i) the issuance by RAM of 7.5 million shares of its common stock on February 13, 2007, which is referred to as the 2007 offering, and the application of the $28.4 million of net proceeds received from such issuance, and (ii) the acquisition of Ascent by RAM effected by the merger of RAM’s wholly owned subsidiary with and into Ascent, or the merger, along with our $375 million financing that was closed in conjunction therewith. The historical financial information for RAM was derived from its Annual and Quarterly Reports on Form 10-K, Form 10-K/A and Form 10-Q, for the year ended December 31, 2006, and for the nine months ended September 30, 2007. The historical financial information of Ascent was derived from its audited consolidated financial statements for the year ended December 31, 2006 and its unaudited consolidated financial statements for the nine months ended September 30, 2007. The following pro forma information has been prepared in accordance with the rules and regulations of the SEC and, accordingly, includes the effects of purchase accounting resulting from the merger. Upon completion of the merger, RAM caused Ascent to adopt the full cost method of accounting for exploration, development and production of oil and natural gas. The information below reflects the pro forma effect of this change in accounting principle. Otherwise, the pro forma information does not give effect to cost savings, synergies, or other adjustments that may result from the merger. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 reflects the merger as if it had occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 reflect the 2007 offering, the merger and the concurrent financing as if each had occurred on January 1, 2006. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results or financial position of RAM that would have occurred if the 2007 offering, the merger and the concurrent financing had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company.

RAM has made an allocation of the purchase price to major categories of assets and liabilities acquired in the merger as reflected in the accompanying unaudited pro forma condensed consolidated financial statements, based on currently available information. The pro forma adjustments represent RAM’s determination of purchase accounting adjustments and are based on available information and certain assumptions that RAM believes to be reasonable. The purchase price allocated to certain assets of Ascent, principally to its property, plant and equipment, including components of such assets, may be subject to further adjustment based on additional information that may become available.

RAM Energy Resources, Inc.
Pro Forma Combined Condensed Statement of Operations
Year ended December 31, 2006
(in thousands, except shares and per share amounts)

	Historical		Adjustments
	RAM	Ascent	Combining(1)		Financing(2)	Pro Forma
Revenues and Other Operating Income
Oil	$ 48,013	$ 37,821	$ -		$ -	$ 85,834
Natural gas	14,232	30,719				44,951
NGLs	5,770	4,981				10,751
Oil and natural gas sales	68,015	73,521				141,536
Realized and unrealized gains (losses) on derivatives	1,589	8,235	(6,517)	(a)		3,307
Other	640	-				640

Total revenues and other operating income	70,244	81,756	(6,517)		-	145,483

Operating Expenses:
Oil & natural gas production and ad valorem taxes	3,329	3,636				6,965
Oil & natural gas production expenses	18,266	13,228				31,494
Exploration expense	-	14,398	(14,398)	(b)		-
Amortization and depreciation	13,252	23,390	8,994	(c)		45,636
Accretion expense	535	1,053				1,588
Property impairments	-	1,768	(1,768)	(d)		-
Share-based compensation	2,308	-				2,308
General & administrative, overhead and other expenses, net of operator's overhead fees	9,300	13,107	(1,412)	(e)		20,995

Total operating expenses	46,990	70,580	(8,584)		-	108,986

Operating income (loss)	23,254	11,176	2,067		-	36,497

Other Income (Expense):
Interest income	309	918				1,227
Interest expense	(17,050)	(24,403)			1,253	(40,200)
Other Expense	-	-				-

Income (Loss) Before Income Taxes	6,513	(12,309)	2,067		1,253	(2,476)

Income Tax Provision (Benefit)	1,465	(569)	(1,441)	(f)	-	(545)

Net Income (Loss)	5,048	(11,740)	3,508		1,253	(1,931)
Preferred Stock Dividends	-	(3,332)	3,332	(g)	-	-

Net Income (Loss) Attributable to Common Shareholders	$ 5,048	$ (15,072)	$ 6,840		$ 1,253	$ (1,931)

Earnings (loss) per share:
Basic	$0.16					($0.03)
Diluted	$0.16					($0.03)

Weighted average shares outstanding:
Basic	30,808,065		26,283,339	(h,i)		57,091,404
Diluted	32,105,885		26,283,339	(h,i)		58,389,224

RAM Energy Resources, Inc.
Pro Forma Combined Condensed Statement of Operations
Nine Months ended September 30, 2007
(in thousands, except shares and per share amounts)

	Historical		Adjustments
	RAM	Ascent	Combining(1)		Financing(2)	Pro Forma
Revenues and Other Operating Income
Oil	$ 35,022	$ 23,929	$ -		$ -	$ 58,951
Natural gas	12,255	18,999				31,254
NGLs	5,238	2,989				8,227
Oil and natural gas sales	52,515	45,917				98,432
Realized and unrealized gains (losses) on derivatives	(2,437)	(8,607)	6,476	(a)		(4,568)
Other	395	-				395

Total revenues and other operating income	50,473	37,310	6,476		-	94,259

Operating Expenses:
Oil & natural gas production and ad valorem taxes	2,960	2,857				5,817
Oil & natural gas production expenses	14,868	9,837				24,705
Exploration expense	-	1,636	(1,636)	(b)		-
Amortization and depreciation	11,467	16,752	3,926	(c)		32,145
Accretion expense	436	753				1,189
Property impairments	-	-	-	(d)		-
Share-based compensation	702	-				702
General & administrative, overhead and other expenses, net of operator’s overhead fees	7,348	9,810	(1,056)	(e)		16,102

Total operating expenses	37,781	41,645	1,234		-	80,660

Operating income (loss)	12,692	(4,335)	5,242		-	13,599

Other Income (Expense):
Interest income	877	255				1,132
Interest expense	(12,582)	(21,434)			5,835	(28,181)
Other Expense	-	-				-

Income (Loss) Before Income Taxes	987	(25,514)	5,242		5,835	(13,450)

Income Tax Provision (Benefit)	(4,105)	(249)	(5,237)	(f)	-	(9,591)

Net Income (Loss)	5,092	(25,265)	10,479		5,835	(3,859)
Preferred Stock Dividends	-	(2,490)	2,490	(g)		-

Net Income (Loss) Attributable to Common Shareholders	$ 5,092	$ (27,755)	$ 12,969		$ 5,835	$ (3,859)

Earnings (loss) per share:
Basic	$ 0.13					$ (0.07)
Diluted	$ 0.13					$ (0.07)

Weighted average shares outstanding:
Basic	39,276,241		18,783,339	(h,i)	58,059,580
Diluted	39,399,262		18,783,339	(h,i)	58,182,601

RAM ENERGY RESOURCES, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

Statements of Operations

Note (1) --

Adjustments to combine the entities and properties presented; adjustment of depreciation and amortization to consider carrying amounts after purchase allocations and application of the full cost method of accounting to acquired properties; interest on debt incurred or reduced by the transactions; adjustments to costs and expenses to give effect to contractual terms of the Ascent Merger; and adjustment of income taxes resulting from other adjustments. Such adjustments include:

			Nine Months
		Year Ended	Ended
		December 31,	September 30,
		2006	2007
		(in thousands)

(a)	Elimination of realized and unrealized derivative gains or
	losses of Ascent due to all derivative assets and
	liabilities assumed by sellers at date of merger	($8,235)	8,607
	Ratio of RAM's realized and unrealized derivative gains
	or losses to oil and gas revenues applied to Ascent's oil
	and gas sales (derivative contracts similar to those of
	RAM will be put in place following the merger)	1,718	(2,131)
	Adjustment	($6,517)	$6,476

(b)	Elimination of exploration expense to reflect full cost
	method of accounting:	(14,398)	(1,636)

(c)	Adjust depreciation and amortization to reflect changes in the asset values after acquisition:

	Acquired basis	$45,636	$32,145
	Historical basis	36,642	28,219
	Adjustment	8,994	3,926

(d)	Elimination of property impairment to reflect full cost
	method of accounting:	(1,768)	-

(e)	Adjustment to reflect capitalization of certain geological and geophysical costs associated with
	development and exploration activities of internal staff to reflect full cost method of accounting.

		($1,412)	($1,057)

(f)	Income tax effect of adjustments to Pro Forma Income (loss)
	before income taxes to RAM's historical effective rate:	($1,441)	($5,237)

(g)	Adjustments resulting from contractual requirements of the purchase and sale agreement

	whereby Ascent's preferred stock and dividends are cancelled.
		$3,332	$1,630

(h)	Adjustment to give effect to shares issued in
	February, 2007	7,500	-

(i)	Adjustment to give effect to shares issued to Ascent shareholders per terms of the merger
	agreement:

	Initial Parent Common Stock Number	20,500	20,500
	Hedge Contract Adjustment to shares issued	(1,717)	(1,717)
		18,783	18,783

			Nine Months
		Year Ended	Ended
		December 31,	September 30,
		2006	2007
Note (2) --		(in thousands)
	Adjustments to interest expense due to merger financing:

	Effect of new Financing at combined rate of
	10.76% per annum	($33,189)	($24,861)
	Interest on 11 1/2% senior notes due 2008	(3,266)	(2,449)
	Write-off and amortization of fees associated with
	Financing	(3,745)	(870)
		(40,200)	(28,181)
	Historical interest expense	41,453	34,016
	Adjustment	$1,253	$5,835

RAM Energy Resources, Inc.
Pro Forma Combined Condensed Balance Sheet
At September 30, 2007
(in thousands)

	Historical		Adjustments
	RAM	Ascent	Combining(1)		Financing(2)		Pro Forma
ASSETS

Current Assets
Cash and cash equivalents	$ 26,986	$ 4,883	$ (201,718)	(a)	$ 177,466	(a)	$ 7,617
Accounts receivable:
Oil and gas sales	7,448	5,630					13,078
Joint interest	387	428					815
Income taxes	37	-					37
Other	325	34					359
Derivative asset	-	846	(846)	(c)			-
Inventory	-	637					637
Prepaid expenses	498	340					838
Other current assets	269	-					269

Total current assets	35,950	12,798	(202,564)		177,466		23,650

Property and equipment (net)	166,391	194,334	153,250	(b)			513,975
Other assets	3,831	3,040	(2,223)	(c)	5,009	(a)	7,713
					188	(b)
					(2,132)	(c)
Total assets	$ 206,172	$ 210,172	$ (51,537)		$ 180,531		$ 545,338

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable:
Trade	$ 7,900	$ 2,859	$ 1,260	(d)	$ -		$ 12,019
Oil & gas proceeds due others	4,766	3,996	-		-		8,762
Other	348	-	-		-		348
Related party	40	-	-		-		40
Accrued liabilities:	-	7,990	(3,315)	(d)	-		4,775
			100	(e)
Fair value of derivatives	1,098	3,310	(3,310)	(d)	-		1,098
Other current liabilities	-	4,675	(4,675)	(d)	188		188
Compensation	682	-	-		-		682
Interest	1,846	479	(479)	(d)	-		1,846
Accrued abandonment costs	-	1,415	-		-		1,415
Income taxes payable	402	-	-		-		402
Long-term debt due within one year	28,565	249			-		28,814
Total current liabilities	45,647	24,973	(10,419)		188		60,389

Senior notes	-	159,910	(159,910)	(d)			-
Bank credit facility and other long-term debt	119,171	84,384	(84,384)	(d)	182,475	(a)	301,646
Derivative obligation	685	13,383	(13,383)	(d)	-		685
Other long-term debt due after one year	2,612	27,217	(27,217)	(d)	-		2,612
Deferred and other income taxes	23,162	900	42,199	(d)	(810)	(b)	65,451
Liability for asset retirement obligation	11,295	8,774	-				20,069
Commitments and contingencies	-	611					611
Stockholders' equity (deficit)	3,600	(109,980)	103,842	(d)	(1,322)	(b)	93,875
			97,735	(e)
Total liabilities and stockholders' equity (deficit)	$ 206,172	$ 210,172	$ (51,537)		$ 180,531		$ 545,338

RAM ENERGY RESOURCES, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

Balance Sheet

(1)	Record the Ascent Acquisition as if consummated on September 30, 2007:
	(a)	Purchase price:
		Cash	($185,000)
		Working capital (as defined) adjustment	(2,190)
		Tax Burden Adjustment	30
		Hedge Contract Adjustment	15,882
			(171,278)
		Additional hedging liabilities to be settled	(30,440)
		Total cash consideration	(201,718)
		Accrue estimated costs of merger	(1,260)
		Total consideration	($202,978)

	(b)	Allocation to property and equipment:
		Purchase price - oil and natural gas properties	$306,644
		Ascent - historical book basis	195,593
		Net increase in book basis	111,051
		Deferred taxes on increased book basis	42,199
		Increase (decrease) in assets	$153,250

	(c)	Write-off assets assumed by seller:
		Derivative assets settled at closing	($846)
		Non-current derivative assets and deferred loan fees
		on indebtedness assumed by seller	(2,223)
		Increase (decrease) in assets	($3,069)

		Total net increase (decrease) in assets	($51,537)

	(d)	Accrued liabilities assumed by seller	($3,315)
		Accrue direct costs of merger	1,260
		Long-term derivative liabilities settled at closing	(21,368)
		Indebtedness settled at closing	(271,990)
		Increase in deferred tax liability due to write-up of oil and
		natural gas properties	42,199
		Equity of seller	103,842
		net increase (decrease) in liabilities and equity	($149,372)

	(e)	Issue 18.783 million shares of equity @ $5.056
		Common stock	$103,657
		Additional paid-in capital	(8,680)
		Issue warrants on 6.2 million shares @$0.461	2,858
		Reduce additional paid-in capital by estimate of future
		registration costs of stock issuance	(100)
		Accrued liabilities	100
			$97,835

		total net increase (decrease) in liabilities and equity	($51,537)

(2)	Record net proceeds of Financing by RAM:

	(a)	Bank credit facility - $175 revolving credit, $200 term loan	$182,475
		Less costs and expenses	(5,009)
		Net proceeds from the Financing	$177,466

	(b)	Deferred loan costs	$188
		Other accrued current liabilities	(188)
		To record loan fees due in one year	$ -

	(c)	Write-off of deferred loan costs on prior bank credit facility	($2,132)
		tax effect at 38%	(810)
		Adjustment to accumulated deficit	($1,322)